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                                                                     Exhibit 3.6

                                     BYLAWS

                                       OF

                       COMPUTER PROGRAMS AND SYSTEMS, INC.

                          Adopted as of March 15, 2002

                                    ARTICLE I
                            MEETINGS OF STOCKHOLDERS

     Section 1.1. Place of Meetings.

     Except as otherwise provided in the Certificate of Incorporation, as may be amended from time to time (the "Certificate"), of Computer Programs and Systems,
                                -----------
Inc. (the "Corporation"), all meetings of the stockholders of the Corporation
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shall be held at such place, either within or without the State of Delaware, as may from time to time be fixed by the Board of Directors of the Corporation (the "Board").
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     Section 1.2. Annual Meetings.

     The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held in each year on such day as may be fixed by the Board, at such hour as may be specified in the notice thereof.

     Section 1.3. Special Meetings.

     Special meetings of the stockholders of the Corporation, for any purpose or purposes, may be called at any time by the Board or an authorized committee of the Board.

     Section 1.4. Notice of Meetings.

     Except as otherwise provided by law or the Certificate, not less than 10 nor more than 60 days' notice in writing of the place, day, hour and, in the case of a special meeting, the purpose or purposes thereof, of each meeting of the stockholders, whether annual or special, shall be given to each stockholder of record of the Corporation entitled to vote at such meeting, either by the delivery thereof to such stockholder personally or by the mailing thereof to such stockholder in a postage prepaid envelope addressed to such stockholder at his address as it appears on the stock transfer books of the Corporation. Notice of a stockholders' meeting to act on an amendment of the Certificate, a plan of merger or share exchange, a proposed sale of all or substantially all of the Corporation's assets, otherwise than in the usual and regular course of business, or the dissolution of the Corporation shall be given not less than 20 nor more than 60 days before the date of the meeting and shall be accompanied, as appropriate, by a copy of the proposed amendment, plan of merger or share exchange or sale agreement. Any notice required

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pursuant to this Section 1.4 may be waived in a writing signed by the
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stockholder before, at or after such meeting. Attendance by a person at any meeting of the stockholders shall constitute a waiver of notice of such meeting unless attendance is for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Notice of any adjourned meeting need not be given, except when expressly required by law or otherwise required by these bylaws.

     Section 1.5. Quorum.

     Shares representing a majority of the votes entitled to be cast on a matter by all classes or series that are entitled to vote thereon and be counted together collectively, represented in person or by proxy at any meeting of the stockholders, shall constitute a quorum for the transaction of business thereat with respect to such matter, unless otherwise provided by law or the Certificate. In the absence of a quorum at any such meeting or any adjournment or adjournments thereof, the chairman of such meeting or the holder of shares representing a majority of the votes cast on the matter of adjournment, either in person or by proxy, may adjourn such meeting from time to time until a quorum is obtained.

     Section 1.6. Voting Requirements.

     When a quorum is present, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless (i) by express provisions of an applicable law or of the Certificate a different vote is required, in which case such express provision shall govern and control the decision of such question, or (ii) the subject matter is the election of Directors, in which case the provisions of Section 2.2 and the Certificate shall
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govern and control.

     Section 1.7. Adjournment.

     The chairman of any meeting of the stockholders, or a majority of shares represented at such a meeting, either in person or by proxy, even if less than a quorum, may adjourn the meeting from time to time. At any reconvened meeting of such adjourned meeting at which a quorum is present, any business may be transacted at the meeting that could have been transacted at the meeting as originally notified. If a meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place if a new date, time or place is announced at the meeting before adjournment; however, if a new record date for the adjourned meeting is or must be fixed in accordance with the Delaware General Corporation Law ("DGCL"), notice of the adjourned meeting must be given to persons who are stockholders as of the new record date.

     Section 1.8. Organization and Order of Business.

     At all meetings of the stockholders, the Chairman of the Board or, in the Chairman's absence, such director of the Corporation as designated in writing by the Chairman of the Board shall act as chairman. In the absence of all of the foregoing persons, or, if present, with their consent, a majority of the shares entitled to vote at such meeting, may appoint any person to act as chairman. The chairman of a meeting of the stockholders shall have discretion to establish the

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order of business for such meeting subject to any specific order established by the Board. The Secretary of the Corporation, if present, shall act as secretary at all meetings of the stockholders. In the absence of the Secretary, the chairman may appoint any person to act as secretary of the meeting.

     Section 1.9. Voting.

     Unless otherwise provided by law or the Certificate, at each meeting of the stockholders, each stockholder entitled to vote at such meeting may vote either in person or by proxy in writing. Unless demanded by a stockholder present in person or represented by proxy at any meeting of the stockholders and entitled to vote thereon or so directed by the chairman of the meeting, the vote on any matter need not be by ballot. On a vote by ballot, each ballot shall be signed by the stockholder voting or his proxy, and it shall show the number of shares voted.

     Section 1.10. Proxies.

     Each stockholder, or such stockholder's duly authorized attorney-in-fact, entitled to vote at a meeting of the stockholders may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. A stockholder, or such stockholder's duly authorized attorney-in-fact, may execute a writing authorizing another person or persons to act for him as proxy by transmitting or authorizing the transmission of a telegram, cablegram, facsimile or other means of electronic transmission, provided that the telegram, cablegram, facsimile or other means of electronic transmission either sets forth or is submitted with information from which it can be reasonably determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder, including, but not limited to, by facsimile signature.

     Section 1.11. Record Date.

     For the purpose of determining stockholders who are entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board may fix in advance a record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken.

     If no record date is fixed for such purposes, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders.

     When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this Section 1.11, such determination
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shall apply to any adjournment thereof, unless the Board fixes a new record date, which it must do if the meeting is adjourned more than one hundred twenty
(120) days after the date is fixed for the original meeting.

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     Section 1.12. Stockholder List.

     The officer or agent having charge of the stock transfer books for shares of the Corporation shall make at least ten (10) days before each meeting of the stockholders a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, arranged by any applicable voting groups and in alphabetical order, with the address of and the number of shares held by each. Such record shall be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder or any stockholder's agent during the whole time of the meeting for the purposes thereof.

                                   ARTICLE II
                               BOARD OF DIRECTORS

     Section 2.1. General Powers and Number.

     The property, business and affairs of the Corporation shall be managed under the direction of the Board as from time to time constituted. The number of directors which shall constitute the Board shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, provided that no decrease in the number of directors shall shorten or terminate the term of any incumbent director. Directors need not be stockholders of the Corporation.

     Section 2.2. Nomination and Election of Directors.

     At each annual meeting of stockholders, the stockholders entitled to vote shall elect the directors. No person shall be eligible for election as a director unless nominated in accordance with the procedures set forth in this
Section 2.2. Nominations of persons for election to the Board may be made by the
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Board or any committee designated by the Board or by any stockholder entitled to vote for the election of directors at the applicable meeting of stockholders who complies with the notice procedures set forth in this Section 2.2. Such
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nominations, other than those made by the Board or any committee designated by the Board, may be made only if written notice of a stockholder's intent to nominate one or more persons for election as directors at the applicable meeting of stockholders has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of the Corporation and received (i) with respect to the Corporation's first annual meeting following the initial public offering of shares of its common stock, not later than the close of business on the tenth business day following the date on which notice of such meeting is first given to stockholders, (ii) not less than 120 days nor more than 150 days before the first anniversary of the date of the Corporation's proxy statement in connection with the last annual meeting of stockholders,
(iii) if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date of the previous year's annual meeting, not less than 60 days before the date of the applicable annual meeting, or (iv) with respect to any special meeting of stockholders called for the election of directors, not later than the close of business on the seventh day following the date on which notice of such meeting is first given to stockholders. Each such stockholder's notice shall set forth
(a) as to the stockholder giving the

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notice (i) the name and address, as they appear on the Corporation's stock transfer books, of such stockholder, (ii) a representation that such stockholder is a stockholder of record and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of stock of the Corporation beneficially owned by such stockholder, and (iv) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder; and (b) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and, if known, residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of stock of the Corporation that are beneficially owned by such person,
(iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and (v) the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected. The Secretary of the Corporation shall deliver each such stockholder's notice that has been timely received to the Board or a committee designated by the Board for review. Any person nominated for election as director by the Board or any committee designated by the Board shall, upon the request of the Board or such Committee, furnish to the Secretary of the Corporation all such information pertaining to such person that is required to be set forth in a stockholder's notice of nomination. The chairman of the meeting of stockholders shall, if the facts warrant, determine that a nomination was not made in accordance with the procedures prescribed by this
Section 2.2. If the chairman should so determine, he shall so declare to the
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meeting and the defective nomination shall be disregarded.

     Section 2.3. Compensation.

     Each director, in consideration of such director's serving as such, shall be entitled to receive from the Corporation such amount per annum or such fees for attendance at Board and Committee meetings, or both, in cash or other property, including securities of the Corporation, as the Board shall from time to time determine, together with reimbursements for the reasonable expenses incurred by such director in connection with the performance of such director's duties. Nothing contained herein shall preclude any director from serving the Corporation, or any subsidiary or affiliated corporation, in any other capacity and receiving proper compensation therefor. If the Board adopts a resolution to that effect, any director may elect to defer all or any part of the annual and other fees hereinabove referred to for such period and on such terms and conditions as shall be permitted by such resolution.

     Section 2.4. Place of Meetings.

     The Board may hold its meetings at such place or places within or without the State of Delaware as it may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

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     Section 2.5. Regular Meetings.

     Regular meetings of the Board may be held at such time and place as may from time to time be specified in a resolution adopted by the Board then in effect, and, unless otherwise required by such resolution, or by law, notice of any such regular meeting need not be given. A regular meeting of the Board may be held without notice immediately after the annual meeting of the stockholders at the same place at which such meeting was held.

     Section 2.6. Special Meetings.

     Special meetings of the Board shall be held whenever called by the Chairman of the Board or by the Secretary of the Corporation at the request of any two or more of the directors then in office. Notice of a special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, not later than the third day before the day on which such meeting is to be held, or shall be sent addressed to him at such place by facsimile, telegraph, cable or wireless, or be delivered personally or by telephone, not later than the day before the day on which such meeting is to be held. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board need be specified in the notice of such meeting, unless required by the Certificate.

     Section 2.7. Quorums.

     At each meeting of the Board, the presence of a majority of the number of directors then in office shall be necessary to constitute a quorum. The act of a majority of the directors present at a meeting at which a quorum shall be present shall be the act of the Board, except as may be otherwise provided by law or by these Bylaws. Any meeting of the Board may be adjourned by a majority vote of the directors present at such meeting. Notice of the adjourned meeting or of the business to be transacted thereat, other than by announcement, shall not be required. At any adjourned meeting at which a quorum is present, any business may be transacted which could have been transacted at the meeting as originally called.

     Section 2.8. Waivers of Notice and Meetings.

     Notwithstanding anything in these Bylaws or in any resolution adopted by the Board to the contrary, notice of any meeting of the Board need not be given to any director if such notice shall be waived in writing signed by such director before, at or after the meeting, or if such director shall be present at the meeting. The waiver must be in writing, signed by the director entitled to notice and delivered to the Corporation for inclusion in its corporate records. Any meeting of the Board shall be a legal meeting without any notice having been given or regardless of the giving of any notice or the adoption of any resolution in reference thereto, if every member of the Board shall be present thereat. Except as otherwise provided by law or these Bylaws, waivers of notice of any meeting of the Board need not contain any statement of the purpose of the meeting.

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     Section 2.9. Telephone Meetings.

     Members of the Board or any committee may participate in a meeting of the Board or such committee by means of a conference telephone or other means of communication whereby all directors participating may simultaneously hear each other during the meeting, and participation by such means shall constitute presence in person at such meeting.

     Section 2.10. Actions Without Meetings.

     Any action that may be taken at a meeting of the Board or of a committee may be taken without a meeting if a consent in writing, setting forth the action, shall be signed, either before or after such action, by all of the directors or all of the members of the committee, as the case may be, and delivered to the Corporation for inclusion in the minutes of the Board. Such consent shall have the same force and effect as a unanimous vote.

     Section 2.11. Creation of Committees.

     To the extent permitted by law, the Board may from time to time by resolution adopted by a majority of the number of directors then in office create such committees of directors as the Board shall deem advisable, each comprised of at least two directors. To the extent provided in the resolution of the board, each committee shall have and may exercise all of the powers and authority of the Board, provided that no committee shall have the authority to
(i) authorize or approve a distribution, except according to a general formula or method prescribed by the Board, (ii) approve or propose to stockholders action which the DGCL requires to be approved by stockholders, (iii) fill vacancies on the Board or on any of its committees, (iv) adopt, amend, or repeal the bylaws, (v) approve a plan of merger not requiring stockholder approval, or
(vi) authorize or approve the issuance or sale or contract for sale of shares, or determine the designation and relative rights, preferences, and limitations on a class or series of shares, except that the Board may authorize a committee, or a senior executive officer of the Corporation, to do so within limits specifically prescribed by the Board. The Board shall have the power to change the members of any such committee at any time, to fill vacancies, and to discharge any such committee, either with or without cause, at any time. Each Committee shall keep minutes of its proceedings and actions and shall report regularly to the Board.

     Section 2.12. Director Removal.

     Directors may be removed, with or without cause, by the affirmative vote of a majority of the votes entitled to be cast by the then outstanding shares of capital stock of the Corporation that are entitled to vote generally in the election of directors.

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     Section 2.13. Director Resignation.

     Any director, officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                                   ARTICLE III
                                    OFFICERS

     Section 3.1. Number, Term, Election.

     The officers of the Corporation shall be a Chairman of the Board, a President, a Chief Executive Officer, a Chief Financial Officer and a Secretary. The Board may appoint such other officers and such assistant officers and agents with such powers and duties as the Board may find necessary or convenient to carry on the business of the Corporation. Such officers and assistant officers shall serve until their successors shall be elected and qualify, or as otherwise provided in these Bylaws. Any two or more offices may be held by the same person.

     Section 3.2. Chairman of the Board of Directors.

     The Chairman of the Board shall, subject to the control of the Board, have full authority and responsibility for directing the conduct of the business, affairs and operations of the Corporation and, except as otherwise provided for in the Bylaws, shall preside at all meetings of the Board and of the stockholders. The Chairman of the Board shall perform such other duties and exercise such other powers as may from time to time be prescribed by the Board.

     Section 3.3 Chief Executive Officer.

     The Chief Executive Officer shall be the principal executive officer of the Corporation, and shall, subject to the control of the Board and the Chairman of the Board, have general supervision of the business of the Corporation and shall see that all orders and resolutions of the Board are carried into effect. The Chief Executive Officer, except where by law the signature of the President is required, shall possess the same power as the President to sign all deeds, bonds, contracts, certificates and other instruments of the Corporation which may be authorized by the Board. During the absence or disability of the President and the Chairman of the Board, if there be one, the Chief Executive Officer shall exercise all the powers and discharge all the duties of the President. The Chief Executive Officer shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him by these Bylaws or by the Board.

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     Section 3.4. President.

     The President shall execute all deeds, bonds, contracts, certificates and other instruments of the Corporation, except where required or permitted by law to be otherwise signed and executed and except that the other officers of the Corporation may sign and execute documents when so authorized by these Bylaws, the Board or the President. The President shall have such powers and perform such duties as may from time to time be prescribed by these Bylaws, the Board, the Chairman of the Board or the Chief Executive Officer. If there be no Chief Executive Officer, the President shall have and shall execute all of the powers of the Chief Executive Officer. In the absence or disability of the Chairman of the Board and the Chief Executive Officer, the President shall preside at all meetings of the stockholders and the Board.

     Section 3.5. Vice Presidents.

     Each Vice President, if any, shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board or the President may have delegated such authority. Any Vice President of the Corporation may sign and execute in the name of the Corporation deeds, bonds, contracts, certificates and other instruments, except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed.

     Section 3.6. Chief Financial Officer.

     The Chief Financial Officer shall have such powers and perform such duties as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board, the Chief Executive Officer or the President may have delegated such authority. The Chief Financial Officer shall (i) receive and be responsible for all funds of, and securities owned or held by, the Corporation and, in connection therewith, among other things: keep or cause to be kept full and accurate records and accounts for the corporation; deposit or cause to be deposited to the credit of the Corporation all monies, funds and securities so received in such bank or other depositary as the Board or an officer designated by the Board may from time to time establish; and disperse or supervise the disbursement of the funds of the Corporation as may be properly authorized, (ii) render to the Board at any meeting thereof, or from time to time whenever the Board or Chief Executive Officer of the Corporation may require, financial and other appropriate reports on the condition of the Corporation, and (iii) in general, perform all the duties incident to the office of Chief Financial Officer and such other duties as from time to time may be assigned to him by the Board or by the Chief Executive Officer of the Corporation. To such extent as the Board shall deem proper, the duties of the Chief Financial Officer may be performed by one or more assistants, to be appointed by the Board.

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     Section 3.7. Secretary.

     The Secretary shall keep the minutes of meetings of stockholders, of the Board, and, when requested, of committees of the Board, and shall attend to the giving and serving of notices of all meetings thereof. The Secretary shall keep or cause to be kept such stock transfer and other books, showing the names of the stockholders of the Corporation, and all other particulars regarding them, as may be required by law. The Secretary shall also perform such other duties and exercise such other powers as may from time to time be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer, the President or any officer to whom the Chairman of the Board, the Chief Executive Officer or the President may have delegated such authority. To such extent as the Board shall deem proper, the duties of the Secretary may be performed by one or more assistants, to be appointed by the Board.

     Section 3.8. Assistant Secretary.

     The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board may from time to time prescribe.

     Section 3.9. Compensation and Contract Rights.

     The Board shall have authority (i) to fix the compensation, whether in the form of salary, bonus, stock options or otherwise, or all officers and employees of the Corporation, either specifically or by formula applicable to particular classes of officers or employees, and (ii) to authorize officers of the Corporation to fix the compensation of subordinate employees. The Board shall have the authority to appoint a Compensation Committee and may delegate to such committee any or all of its authority relating to compensation. The appointment of an officer shall not of itself create contract rights.

                                   ARTICLE IV
                            REMOVALS AND RESIGNATIONS

     Section 4.1. Removal of Officers.

     Any officer, assistant officer or agent of the Corporation may be removed at any time, either with or without cause, by the Board in its absolute discretion. Any officer or agent appointed otherwise than by the Board may be removed at any time, either with or without cause, by any officer having authority to appoint such an officer or agent, except as may be otherwise provided in these Bylaws. Any such removal shall be without prejudice to the recovery of damages for breach of the contract rights, if any, of the officer, assistant officer or agent removed. Election or appointment of an officer, assistant officer or agent shall not of itself create contract rights.

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     Section 4.2. Resignation.

     Any officer or assistant officer of the Corporation may resign as such at any time by giving written notice of his resignation to the Board, the Chairman of the Board or the Secretary of the Corporation. Such resignation shall take effect at the time specified therein or, if no time is specified therein, at the time of delivery thereof, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.3. Vacancies.

     Any vacancy in the office of any officer or assistant officer caused by death, resignation, removal or any other cause, may be filled by the Board for the unexpired portion of the term.

                                    ARTICLE V
                CONTRACTS, LOANS, CHECKS, DRAFTS, DEPOSITS, ETC.

     Section 5.1. Execution of Contracts.

     Except as otherwise provided by law or by these Bylaws, the Board (i) may authorize any officer, employee or agent of the Corporation to execute and deliver any deed, bond, contract, agreement or other instrument in writing in the name and on behalf of the Corporation, and (ii) may authorize any officer, employee or agent of the Corporation so authorized by the Board to delegate such authority by written instrument to other officers, employees or agents of the Corporation. Any such authorization by the Board may be general or specific and shall be subject to such limitations and restrictions as may be imposed by the Board. Any such delegation of authority by an officer, employee or agent may be general or specific, may authorize re-delegation, and shall be subject to such limitations and restrictions as may be imposed in the written instrument of delegation by the person making such delegation.

     Section 5.2. Loans.

     No loans shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name unless authorized by the Board. When authorized by the Board, any officer, employee or agent of the Corporation may effect loans and advances at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other certificates or evidences of indebtedness of the Corporation and when so authorized may pledge, hypothecate or transfer any securities or other property of the Corporation as security for any such loans or advances. Such authority may be general or confined to specific instances.

     Section 5.3. Checks, Drafts, Etc.

     All checks, drafts and other orders for the payment of money out of the funds of the Corporation and all notes or other evidences of indebtedness of the Corporation shall be signed

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on behalf of the Corporation in such manner as shall from time to time be determined by the Board.

     Section 5.4. Deposits.

     All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board may select or as may be selected by the Chief Financial Officer or any other officer, employee or agent of the Corporation to whom such power may from time to time be delegated by the Board.

     Section 5.5. Voting of Securities.

     Unless otherwise provided by the Board, the Chief Executive Officer or President may from time to time appoint an attorney or attorneys, or agent or agents of the Corporation, in the name and on behalf of the Corporation, to cast the votes that the Corporation may be entitled to cast as the holder of stock or other securities in any other corporation or other entity, any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporation or other entity, or to consent in writing, in the name of the Corporation as such holder, to any action by such other corporation or other entity, and may instruct the person or persons so appointed as to the manner of casting such votes or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as such officer may deem necessary or proper in the premises.

                                   ARTICLE VI
                                  CAPITAL STOCK

     Section 6.1. Shares.

     No shares of the Corporation shall be issued unless authorized by the Board. Such authorization shall include the maximum number of shares to be issued and the consideration to be received. Shares of the Corporation may, but need not be represented by certificates.

     When shares are represented by certificates, the Corporation shall issue such certificates in such form as shall be required by the DGCL and as determined by the Board, for the fully paid shares owned by such stockholder. Each certificate shall be signed by, or shall bear the facsimile signature of, the Chairman of the Board or the President and the Secretary or an Assistant Secretary of the Corporation and may bear the corporate seal of the Corporation or its facsimile. All certificates for the Corporation's shares shall be consecutively numbered or otherwise identified.

     The name and address of the person to whom shares (whether or not represented by a certificate) are issued, with the number of shares and date of issue, shall be entered on the share transfer books of the Corporation. Such information may be stored or retained on discs, tapes, cards or any other approved storage device relating to data processing equipment; provided that

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such device is capable of reproducing all information contained therein in legible and understandable form, for inspection by stockholders or for any other corporate purpose.

     When shares are not represented by certificates, then within a reasonable time after the issuance or transfer of such shares, the Corporation shall send the stockholder to whom such shares have been issued or transferred a written statement of the information required by the DGCL to be included on certificates.

     Section 6.2. Stock Transfer Books and Transfer of Shares.

     The Corporation, or its designated transfer agent or other agent, shall keep a book or set of books to be known as the stock transfer books of the Corporation, containing the name of each stockholder of record, together with such stockholder's address and the number and class or series of shares held by such stockholder. Shares of stock of the Corporation shall be transferable on the stock books of the Corporation by the holder in person or by his attorney thereunto authorized by power of attorney duly executed and filed with the Secretary or the transfer agent, but, except as hereinafter provided in the case of loss, destruction or mutilation of certificates, no transfer of stock shall be entered until the previous certificate, if any, given for the same shall have been surrendered and canceled. Transfer of shares of the Corporation represented by certificates shall be made on the stock transfer books of the Corporation only upon surrender of the certificates for the shares sought to be transferred by the holder of record thereof or by such holder's duly authorized agent, transferee or legal representative, who shall furnish proper evidence of authority to transfer with the Secretary of the Corporation or its designated transfer agent or other agent. All certificates surrendered for transfer shall be canceled before new certificates for the transferred shares shall be issued. Except as otherwise provided by law, no transfer of shares shall be valid as against the Corporation, its stockholders or creditors, for any purpose, until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

     Section 6.3. Holder of Record.

     Except as otherwise required by the DGCL, the Corporation may treat the person in whose name shares of stock of the Corporation (whether or not represented by a certificate) stand of record on its books or the books of any transfer agent or other agent designated by the Board as the absolute owner of the shares and the person exclusively entitled to receive notification and distributions, to vote, and to otherwise exercise the rights, powers and privileges of ownership of such shares.

     Section 6.4. Lost, Destroyed or Mutilated Certificates.

     In case of loss, destruction or mutilation of any certificate of stock, another may be issued in its place upon proof of such loss, destruction or mutilation and upon the giving of a bond of indemnity to the Corporation in such form and in such sum as the Board may direct; provided that a new certificate may be issued without requiring any bond when, in the judgment of the Board, it is proper so to do.

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     Section 6.5. Transfer Agent and Registrar; Regulations

     The Corporation may, if and whenever the Board so determines, maintain in the State of Delaware or any other state of the United States, one or more transfer offices or agencies and also one or more registry offices which offices and agencies may establish rules and regulations for the issue, transfer and registration of certificates. No certificates for shares of stock of the Corporation in respect of which a transfer agent and registrar shall have been designated shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of shares represented by certificates and shares without certificates.

                                   ARTICLE VII
                                      SEAL

     The Board may, by resolution, adopt a corporate seal. The corporate seal shall be a die and have inscribed thereon the name of the Corporation and the word "Delaware." The seal may be used by causing it or a facsimile thereof to be affixed or reproduced or otherwise. The seal may be altered from time to time by the Board.

                                  ARTICLE VIII
                                   FISCAL YEAR

     The fiscal year of the Corporation shall be determined by the Board.

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